Exhibit 99.1

Quantum-Si Begins Commercial Shipments of the PlatinumTM Protein
Sequencing System and Provides Business Updates at the 41st Annual J.P.
Morgan Healthcare Conference

Company Announces Commercial Shipments of Protein Sequencing System, Reveals New Partnerships,
and Reaffirms Commitment to Financial Discipline

Launched in December 2022, Platinum is the First Commercially-Available Next-Generation Single-
Molecule Protein Sequencing System Looking to Unlock the Proteome One Amino Acid at a Time

GUILFORD, Conn. -- Jan. 9, 2023 -- Quantum-Si Incorporated (Nasdaq: QSI) (“Quantum-Si,” “QSI” or the “Company”), The Protein Sequencing Company™, today announced that management will discuss the following business updates at the 41st Annual J.P. Morgan Healthcare Conference.

Business Updates
●	Quantum-Si has begun commercial shipments of the Platinum protein sequencing system.
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The Company announced a partnership with Aviva Systems Biology, a leading provider of antibody, protein, and immunoassay reagent products, to co-develop sample preparation kits for protein sequencing research workflows with Platinum.

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Quantum-Si announced a partnership and license agreement with Biovista, an AI-driven bioscience firm, to integrate Biovista’s database and visualization technology into Quantum-Si’s Cloud analytics to advance proteomics research, biomarker discovery, and drug development applications.

●	The Company reaffirms commitment to fiscal discipline and seeks to extend cash runway beyond the current guidance of 2024.

“The launch of our first product is an important inflection point for the Company as we transition from a pure technology development focus to an organization that delivers new products to market while excelling at commercial and operational execution.” said Jeff Hawkins, CEO of Quantum-Si. “Our team is thrilled to have delivered the first orders for Platinum, and we look forward to supporting our growing list of customers in 2023.”

Quantum-Si is scheduled to present at the 41st Annual J.P. Morgan Healthcare Conference on Thursday, January 12 at 10:30 am Pacific Standard Time. A live and archived webcast of the events will be available in the Investors section of the Quantum-Si website under Events & Presentations.

About Quantum-Si Incorporated
Quantum-Si, The Protein Sequencing Company™, is focused on revolutionizing the growing field of proteomics. The Company's suite of technologies is powered by a first-of-its-kind semiconductor chip designed to enable next-generation single-molecule protein sequencing and digitize proteomic research in order to advance drug discovery and diagnostics beyond what has been possible with DNA sequencing. Learn more at www.quantum-si.com.

Forward Looking Statements
This press release includes "forward-looking statements" within the meaning of the "safe harbor" provisions of the United States Private Securities Litigation Reform Act of 1995. The actual results of the Company may differ from its expectations, estimates, and projections and, consequently, you should not rely on these forward-looking statements as predictions of future events. Words such as "expect," "estimate," "project," "budget," "forecast," "anticipate," "intend," "plan," "may," "will," "could," "should," "believes," "predicts," "potential," "continue," and similar expressions (or the negative versions of such words or expressions) are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, the Company's expectations with respect to future performance and development and commercialization of products and services. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from those discussed in the forward-looking statements. Most of these factors are outside the Company's control and are difficult to predict. Factors that may cause such differences include, but are not limited to: the impact of COVID-19 on the Company's business; the inability to maintain the listing of the Company's Class A common stock on The Nasdaq Stock Market; the ability to recognize the benefits of the business combination, which may be affected by, among other things, competition and the ability of the Company to grow and manage growth profitably and retain its key employees; the Company’s ongoing leadership transition; changes in applicable laws or regulations; the ability of the Company to raise financing in the future; the success, cost and timing of the Company's product development and commercialization activities; the potential attributes and benefits of the Company's products and services; the Company's ability to obtain and maintain regulatory approval for its products, and any related restrictions and limitations of any approved product; the Company's ability to identify, in-license or acquire additional technology; the Company's ability to maintain its existing lease, license, manufacture and supply agreements; the Company's ability to compete with other companies currently marketing or engaged in the development or commercialization of products and services that the Company is developing; the size and growth potential of the markets for the Company's future products and services, and its ability to serve those markets, either alone or in partnership with others; the pricing of the Company's products and services following commercial launch; the Company's estimates regarding future expenses, future revenue, capital requirements and needs for additional financing; the Company's financial performance; and other risks and uncertainties described under "Risk Factors" in the Company’s Annual Report for the fiscal year ended December 31, 2021, and in the Company's other filings with the SEC. The Company cautions that the foregoing list of factors is not exclusive. The Company cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. The Company does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in its expectations or any change in events, conditions, or circumstances on which any such statement is based.

Investor Contact
Juan Avendano
ir@quantum-si.com

Media Contact
Michael Sullivan
media@quantum-si.com